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                                                                      EXHIBIT 16

                                Ernst & Young LLP
                               1111 Summer Street
                               Stamford, CT 06905
                                Tel: 203-674-3000

August 27, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 27, 2003, of Magellan Petroleum Corporation and are in agreement with the statements contained in paragraphs 1 through 4, therein, other than with respect to the second sentence of the first paragraph for which we have no basis to agree or disagree with such statement.



                                           /s/ Ernst & Young LLP